                                                     INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Gold & Special Minerals Fund:

We consent to the use in this Registration Statement of Oppenheimer Gold & Special Minerals Fund of our report dated July 23, 2001, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement, and
"Independent Auditors" appearing in the Statement of Additional Information.

/s/ KPMG LLP
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     KPMG LLP

Denver, Colorado
October 24, 2001